Exhibit 5.1

manatt

manatt | phelps | phillips

April 17, 2015

Digital Turbine, Inc.

1300 Guadalupe Street

Suite #302

Austin, TX 78701

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Digital Turbine, Inc., a Delaware corporation (the “Company”), in connection with its filing of a registration statement on Form S-3 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the proposed issuance and sale, from time to time on a delayed or continuous basis pursuant to applicable provisions of Rule 415 under the Securities Act, as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”), any supplements to the Prospectus (each, a “Prospectus Supplement”), and any related free-writing prospectus(es) relating to:

(a) the proposed issuance and sale, from time to time, by the Company of up to a maximum of $100,000,000 in aggregate offering proceeds of a presently indeterminate amount of the following securities of the Company (each a “Company Security” and collectively, the “Company Securities”):

•	shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”);

•	shares of preferred stock, par value $0.0001 per share, of the Company, in one or more series or classes (the “Preferred Stock”);

•	secured or unsecured debt securities, in one or more series, which may be either senior debt securities, senior subordinated debt securities or subordinated debt securities (the “Debt Securities”) to be issued pursuant to an indenture and any supplemental indenture (collectively, an “Indenture”) between the Company and a trustee or bank to be named (the “Trustee”);

•	warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”), which may be issued under warrant agreements (each, a “Warrant Agreement”), to be dated on or about the date of the first issuance of the applicable Warrants thereunder, by and between the Company and a warrant agent to be selected by the Company (the “Warrant Agent”); and

•	units representing Common Stock, Preferred Stock, Debt Securities, Warrants, or any combination(s) thereof (each a “Unit” and collectively the “Units”); and

11355 West Olympic Boulevard, Los Angeles, California 90064-1614 Telephone: 310.312.4000 Fax: 310.312.4224

Albany | Los Angeles | New York | Orange County | Palo Alto | Sacramento | San Francisco | Washington, D.C.

manatt

manatt | phelps | phillips

Digital Turbine, Inc.

April 17, 2015

(b) the offer and sale of up to 600,000 shares of Common Stock (the “Resale Shares”) by the selling stockholder identified in the Registration Statement, which Resale Shares consist of 200,000 shares of Common Stock (the “Selling Stockholder Shares”) and 400,000 shares of Common Stock issuable upon exercise of warrants issued by the Company to the selling stockholder (the “Selling Stockholder Warrants,” and the shares of Common Stock issuable upon exercise of the Selling Stockholder Warrants, the “Warrant Shares”).

We are delivering this opinion pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined (i) the Registration Statement, including the exhibits filed therewith, (ii) the Prospectus, (iii) the Company’s Certificate of Incorporation, as amended or supplemented (the “Certificate of Incorporation”), (iv) the Company’s Bylaws, as amended (the “Bylaws”), and (v) the corporate resolutions and other actions of the Company that authorize and provide for the issuance of the Company Securities and the Resale Shares. We have also examined and relied upon originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently sought to verify such matters.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the legal capacity of all signatories to such documents; and the accuracy, completeness and authenticity of certificates of public officials. We have also assumed (i) that the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and such effectiveness shall not have been terminated, suspended or rescinded; (ii) that the Prospectus and any and all Prospectus Supplement(s) required by applicable laws and any and all free-writing prospectus(es) related to the offer and sale of the Company Securities or the Resale Shares have been delivered and filed as required by such laws; (iii) that the issuance and sale of the Company Securities or Resale Shares will be in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, (iv) the due authorization, execution and delivery (other than by the Company) of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents; and (v) that the issuance and sale of the Company Securities by the Company and any Indenture, Warrant Agreement, or unit agreement relating to Units will not, in each case, violate or result in a default under or breach (a) any agreement or instrument binding upon the Company, (b) any law, rule or regulation to which the Company is subject, (c) any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, or (d) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

manatt

manatt | phelps | phillips

Digital Turbine, Inc.

April 17, 2015

With respect to our opinion as to the Common Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock are authorized and available for issuance and that the consideration for the issuance and sale of the Common Stock (or for Preferred Stock or Debt Securities convertible into Common Stock, or for Warrants exercisable for Common Stock or Units including Common Stock) is in an amount that is not less than the par value of the Common Stock. With respect to our opinion as to the Preferred Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Preferred Stock are authorized, designated and available for issuance and that the consideration for the issuance and sale of the Preferred Stock (or for Debt Securities convertible into Preferred Stock, or for Warrants exercisable for Preferred Stock or Units including Preferred Stock) is in an amount that is not less than the par value of the Preferred Stock. We have also assumed with respect to the Debt Securities offered under the Registration Statement and the related Indenture, that such securities will be executed in the form filed as an exhibit to the Registration Statement and that the Trustee shall have been qualified pursuant to the Trust Indenture Act of 1939, as amended, at the time the Debt Securities are offered or issued (or such later time as may be permitted pursuant to the rules, regulations, interpretations or positions of the Commission). We have also assumed that (i) with respect to Company Securities being issued upon conversion of any convertible Preferred Stock, the applicable convertible Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable; and (ii) with respect to any Company Securities being issued upon conversion of any convertible Debt Securities or upon exercise of any Warrants, the applicable convertible Debt Securities or Warrants will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement may be limited by (a) applicable bankruptcy, receivership, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer, preference or other similar laws affecting the enforcement of the rights and remedies of creditors, secured parties and parties to executory contracts generally; and such duties and standards as are or may be imposed on creditors, including, without limitation, good faith, materiality, reasonableness, and fair dealing under any applicable law or judicial decision; and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and the exercise of equitable powers by a court of competent jurisdiction (and no opinion is given herein as to any specific or equitable relief of any kind or as to the availability of equitable remedies).

The opinions below, to the extent applicable, are subject, as to enforcement, to provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars.

Our opinion herein is expressed solely with respect to the Delaware General Corporation Law (including the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws) and, as to the Debt Securities and Warrants constituting valid and legally binding obligations of the Company, solely with respect to the laws of the State of New York. We express no opinion as to any provision of the Debt Securities that: (a) relates to the subject matter jurisdiction of any federal court of the United States of America or any federal appellate court to adjudicate any controversy related to the Debt Securities or (b) contains a waiver of an inconvenient forum. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

manatt

manatt | phelps | phillips

Digital Turbine, Inc.

April 17, 2015

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

1.           With respect to the Common Stock offered under the Registration Statement, provided that (i) the issuance of the Common Stock has been duly authorized by all necessary corporate action on the part of the Company; and (ii) the certificates for the Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against the requisite payment therefor, then the Common Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and any related free-writing prospectus(es) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Preferred Stock or convertible Debt Securities in accordance with their terms, upon exercise of any Warrants in accordance with their terms, will be duly authorized, validly issued, fully paid and nonassessable.

2.           With respect to the Preferred Stock offered under the Registration Statement, provided that (i) the terms and issuance of the Preferred Stock have been duly authorized by all necessary corporate action on the part of the Company; (ii) appropriate certificates of amendment to the then operative certificate of incorporation relating to the terms and issuance of Preferred Stock have been duly approved by the Company’s Board of Directors and been filed with and accepted for record by the State of Delaware; and (iii) the certificates for the Preferred Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against the requisite payment therefor, then the Preferred Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and any related free-writing prospectus(es) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Debt Securities in accordance with their terms, or upon exercise of any Warrants in accordance with their terms, will be duly authorized, validly issued, fully paid and nonassessable.

3.           With respect to any series of the Debt Securities issued under an Indenture and offered under the Registration Statement, provided that (i) the Indenture, and the applicable supplement, if any, has been duly authorized by the Company and the Trustee by all necessary corporate action; (ii) the Indenture has been duly executed and delivered by the Company and the Trustee; (iii) the terms of the Debt Securities and of their issuance and sale and the form of Indenture have been duly authorized by the Company by all necessary corporate action; (iv) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture; and (v) the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Indenture and delivered against the requisite payment therefor, then the Debt Securities, when issued and sold in accordance with the Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Warrants in accordance with their terms, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

manatt

manatt | phelps | phillips

Digital Turbine, Inc.

April 17, 2015

4.           With respect to the Warrants issued under a Warrant Agreement and offered under the Registration Statement, provided that (i) the Warrant Agreement has been duly authorized by the Company and the Warrant Agent by all necessary corporate action; (ii) the Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s); (iii) the issuance and terms of the Warrants have been duly authorized by the Company by all necessary corporate action; and (iv) the Warrants have been duly executed and delivered by the Company and authenticated by the Warrant Agent pursuant to the Warrant Agreement and delivered against the requisite payment therefore and assuming that the Warrants are then issued and sold as contemplated in the Registration Statement, the Prospectus and the Prospectus Supplement(s), then the Warrants, when issued and sold in accordance with the Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

5.           With respect to the Units issued under a unit agreement and offered under the Registration Statement, provided that (i) the applicable unit agreement has been duly authorized by the Company and the unit agent by all necessary corporate action; (ii) the applicable unit agreement has been duly executed and delivered by the Company and the unit agent as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s); (iii) the issuance and terms of the Units have been duly authorized by the Company by all necessary corporate action, including without limitation the due issuance or reservation for issuance of any Company Securities set forth in this opinion letter; and (iv) the Units have been duly executed and delivered by the Company and authenticated by the unit agent pursuant to the applicable unit agreement and delivered against the requisite payment therefore and assuming that the Units are then issued and sold as contemplated in the Registration Statement, the Prospectus and the Prospectus Supplement(s), then the Units, when issued and sold in accordance with the applicable unit agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, the Units will be validly issued, fully paid and non-assessable.

6.           With respect to the Resale Shares, (a) the Selling Stockholder Shares have been validly issued and are fully paid and non-assessable and (b) the Warrant Shares have been duly authorized and reserved for issuance, and, when issued and paid for in accordance with the exercise provisions of the Selling Stockholder Warrants, the Warrant Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus and the Prospectus Supplement(s). In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

manatt

manatt | phelps | phillips

Digital Turbine, Inc.

April 17, 2015

This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Manatt, Phelps & Phillips, LLP

Manatt, Phelps & Phillips, LLP